NOTE:  INFORMATION OTHERWISE CONTAINED IN [BRACKETED] PORTIONS OF
THIS DOCUMENT HAS BEEN DELETED PURSUANT TO AN APPLICATION FOR
CONFIDENTIAL TREATMENT.


                                                               EXHIBIT 10g
DATED                                                                 1996



                       Essential Nature Products Limited

                                      and

                           ANC Resources Pty Limited

                                 [           ]

                                 [           ]


                             DEED RELATING TO THE
                                    SALE OF
                                 TEA TREE OIL




                             ROSENBLUM & PARTNERS
                           Solicitors and Attorneys
                        Level 29 Govenor Phillip Tower
                                1 Farrer Place
                                  Sydney NSW
                                   Australia
                           Telephone: (02) 258-5811
                              Fax: (02) 258-5800

DEED made the         day of                                   1996

BETWEEN: Essential Nature Products Pty Limited of Level 1, 20 Loftus Street Sydney NWS 2000
                  ("Buyer")

AND:              ANC Resources Pty Limited of 4D/35-37 Hawthorne Parade,
                  Haberfield NSW 2045
                  ("Seller")

AND:              [               ] of 9 Bathurst Street Greystanes NSW 2145
                  ("NPEO")

AND:              [               ] of ("[     ]")


WHEREAS:

A. The NPEO and KYW are the joint owners of the Tea Tree Farms and the Tea Trees.

B.                NPEO and KYW are joint ventures whose business involves the:

                  (i)      harvesting of Tea Tress grown on the Tea Tree Farms;
                           and

                  (ii) processing and distilling the Tea Tree Produce to produce the substance known as tea tree oil which is produced by processing and distilling the Tea Tree Produce.

C. NPEO has agreed pursuant to agreements with the Seller to supply the Seller with the substance known as tea tree oil which is produced by processing and distilling the Tea Tree Produce upon the terms and conditions contained in the agreements copies of which are attached in Schedule 1 (the "Purchase Agreements").

D.                The Buyer is a subsidiary of Essential Resources Inc.

E. The Buyer has agreed to buy from the Seller and the Seller has agreed to sell to the Buyer the Tea Tree Oil upon the terms and conditions of this Deed.

NOW THIS DEED WITNESSES:


1                 DEFINITIONS AND INTERPRETATION

1.1 In this Deed (including the recitals to this Deed) unless the context otherwise requires:

                  "Deed" means this Deed, the Schedules, and any document that varies or supplements it;

                  "Expert" means the person determined pursuant to clause 3.5;

                  "Finally Determined" has that meaning ascribed in clause 4.5;

                  "Market Price" means the price per kg of the Tea Tree Oil determined in accordance with clause 3.3;

                  "Named Port" means one of the ports listed in Schedule 3 which is notified to the Seller by the Buyer in writing at least 20 Business Days before the delivery date notified to the Buyer by the Seller;

                  "Named Vessel" means the vessel nominated by the buyer in writing at least 20 Business Days before the delivery date notified to the Buyer by the Seller;

                  "Prevailing Purchase Price" means the price per kg of Tea Tree Oil determined in accordance with clause 3.2;

                  "Purchase Price" means the price per kg of Tea Tree Oil as determined pursuant to clause 3.1 from time to time;

                  "Tea Trees" means the trees of the melaleuca variety that are grown for harvest on the Tea Tree Farms;

                  "Tea Tree Produce" means the produce of the harvest of Tea Trees which includes all those parts of the Tea Trees which grow above the ground and which are cut down and collected in accordance with normal agricultural practice for harvesting Tea Trees.

1.2 References to recitals, clauses, sub-clauses, paragraphs, annexures or schedules are references to recitals, clauses, sub-clauses, paragraphs, annexures and schedules of or to this Deed.

1.3. Headings in this Deed are for convenience only and do not affect its interpretation or construction.

1.4               In this Deed, unless the context acquires:

                  (a)      The singular incudes the plural and vice versa;

                  (b)      each gender includes the other two genders;

                  (c) the word "person" means a natural person and any association, body or entity whether incorporated or not;

                  (d) the word "month" means calendar month and the word "year" means 12 calendar months;

                  (e) a reference to writing includes any communication sent by post or facsimile transmission;

                  (f) where any word or phrase is defined, any other part of speech or other grammatical form of that word or phrase has a cognate meaning;

                  (g) "Business Day" means a day other than a Saturday, Sunday or public holiday in New South Wales.

2.       PURCHASE OF TEA TREE OIL

2.1 The Buyer shall purchase all of the first 200 tonnes of Tea Tree Oil in any year, and the Seller shall sell all such Tea Tree Oil exclusively to the Buyer.

2.2 Any amounts of Tea Tree Oil in any year in excess of 200 tonnes shall be offered for sale by the Seller to the Buyer on the terms and conditions contained in this Deed. The Seller shall not sell, offer to sell or otherwise dispose of any such Tea Tree Oil to any person other than the Buyer unless it has made a written offer to sell such Tea Tree Oil to the Buyer in accordance with this sub-clause 2.2 and the Buyer has not accepted the offer within 20 Business Days of receiving it.

3.                PURCHASE PRICE

3.1               For each kg of Tea Tree Oil bought and sold pursuant to clause
                  2.1 the Purchase Price is:

                  (a)      for the first tonne of Tea Tree Oil A$[   ] per kg
                           of Tea Tree Oil; and

                  (b) thereafter, the lesser of A$[ ] per kg of Tea Tree Oil or the Prevailing Purchase Price determined pursuant to clause 3.2.

3.2 For the purposes of paragraph 3.1(b), if at any time the Market Price per kg of Tea Tree Oil is less than 95% of the Purchase Price at that time the Prevailing Purchase Price shall be the Market Price at that time.

3.3 The Market Price per kg of Tea Tree Oil is the price per kg agreed between the Buyer and Seller in writing after negotiating in good faith and if the Buyer and Seller fail to agree on a price per kg for the Tea Tree Oil the price per kg as determined pursuant to clause 3.4.

3.4 If the Buyer and Seller fail to agree on a price per kg for the Tea Tree Oil in clause 3.3 or on the 2nd Price in clause 7.5, the Expert may determine the Market Price per kg for the Tea Tree Oil, by determining the price a willing buyer would pay to a willing seller at arms length pre kg of the Tea Tree Oil in Australia and in so determining, may have regard to:

                  (a)      the quality and quantity of the Tea Tree Oil;

                  (b) prices current at the time the determination by the Expert is required for the oily substance known as tea tree oil including any weighted average prices or any published indicative prices in Australia; and

                  (c) market demand for the oily substance known as tea tree oil.

3.5               If the Buyer and Seller:

                  (a)      fail to agree on a price per kg for the Tea Tree Oil;

                  (b)      require an Expert for the purposes of clause 4.5; or

                  (c)      fail to agree on the 2nd Price in clause 7.5.

                  the Buyer and Seller shall agree on an appropriately qualified or experienced independent person to be the Expert to determine the price per kg for the Tea Tree Oil or be the Expert to make the determination in clause 4.5 as the case may be. If the Buyer and Seller cannot agree on such an Expert within 10 Business Days of failing to agree on the Market Price per Kg of Tea Tree Oil or failing to negotiate the dispute for the purposes of clause 4.5, they shall request the President for the time being of the Australian Institute of Valuers and Land Economists (Inc.)(or any successor body) to appoint such an appropriately qualified or experienced independent person to be the Expert to determine the price per kg for the Tea Tree Oil or be the Expert for the purposes of clause 4.5 as the case may be.


3.6 The parties shall give the Expert access to all information which he or she requires and which is controlled or at the disposal of each of the parties for the purposes making any determinations under this Deed.

3.7 The Expert will act an expert and not as an arbitrator for the purposes of this Deed and his or her decision shall be final and binding on the Buyer and Seller.

3.8               The costs of the Expert shall be borne equally by the parties.

4.                PAYMENT TERMS

4.1               Within 10 Business Days of entering this Deed, the Buyer will
                  pay A$[    ] to the Seller in consideration for the first
                  tonne of Tea Tree Oil to be supplied to the Buyer by the Seller under clause 2.1.

4.2 After the first tonne of Tea Tree Oil is supplied to the Buyer by the Seller under clause 2.1, payment for the Tea Tree Oil supplied to the Buyer by the Seller under clause 2.1 shall be made to the Seller by the Buyer by means of an irrevocable letter of credit or bank guarantee in favour of the Seller established by he Buyer's bank from time to time and such letter of credit of bank guarantee shall be paid in full no later than 20 Business Days after written notice of the Tea Tree Oil supplied to the Buyer by the Seller under clause 2.1 has been delivered by the Seller in accordance with clause 5.1.

4.3 The Buyer shall give written notice to the Seller of the relevant payment details not later than 30 Business Days prior to the schedule delivery date of the Tea Tree Oil.

4.4 If there is a bona fide dispute as to the amount payable by the Buyer under clause 4 whether as a result of the quantity or quality of the Tea Tree Oil (or if that amount has not been Finally Determined by the date on which it is due) then, on the due date, the Buyer will pay the Seller the portion not in dispute or the portion which has been Finally Determined. The Buyer will pay the Seller the balance (if any) within 10 Business Days after the dispute has been resolved or the amount has been Finally Determined.

4.5 For the purposes of clause 4.4 "Finally Determined" means determined by the Buyer and the Seller after negotiating in good faith to resolve the dispute in clause 4.4 and if the dispute in clause 4.4 is not resolved and a determination is not made, the determination of the Expert.

5.                DELIVERY OF TEA TREE OIL FREE ON BOARD

5.1 The Tea Tree Oil supplied to the Buyer by the Seller under clause 2.1 shall be delivered in suitable containers on board the Named Vessel lying at the Named Port on the delivery date which shall be nominated by the Seller by written notice to the Buyer at least 30 Business Days before the deliver date for tat Tea Tree Oil. The Seller shall promptly notify the Buyer that the Tea Tree Oil has been delivered aboard. Title and risk in the Tea Tree Oil and the containers in which they are delivered shall pass to the Buyer upon such delivery being effected. The Seller shall promptly provide the Buyer with a clean shipped bill of lading in respect of the Tea Tree Oil.

5.2 The Buyer shall reserve the necessary space on the Named Vessel and give Seller due notice of the loading berth and any revised delivery dates to the Named Vessel. The Buyer shall bear any additional cost caused due to the failure of the named Vessel to be available to load the Tea Tree Oil on the delivery date as revised.

5.3 For the purposes of ensuring that sufficient space is reserved by the Buyer and for the purposes of determining the amount payable under clause 4 for the Tea Tree Oil the Seller shall notify the Buyer in the same written notice notifying the delivery date of the Tea Tree Oil in clause 5.1 the weight of Tea Tree Oil proposed to be delivered in kilograms and the number of containers in which the Tea Tree Oil is to be delivered.

6.                WARRANTIES

6.1               The Seller represents and warrants that:

                  (a) the Seller is the sole legal and beneficial owner of the Tea Tree Oil and that the Tea Tree Oil is not the subject of any mortgage, charge, crop, lien, encumbrance or security interest nor subject to any other third party claim;

                  (b) the Tea Tree Oil supplied from time to time under this Deed is of the standard specified in Schedule 2;

                  (c) the Tea Tree Oil supplied from time to time under this Deed is fit for the purpose for which goods of the same kind are commonly supplied and any other purpose made known to the Seller;

                  (d) the Tea Tree Oil supplied from time to time under this Deed is of merchantable quality and be free from any defect in material and workmanship;

                  (e) it is entitled to sell to the Buyer the Tea Tree Oil pursuant to the terms and conditions of this Deed.

6.2 NPEO and KYW jointly and severally represent and warrant to the Buyer that they grow Tea Trees on Tea Tree Farms and that they are in the business of producing the oily substance known as tea tree oil.

6.3 The Buyer shall have no obligation to purchase any Tea Tree Oil from the Seller in accordance with this Deed if any representation or warranty in this clause 6 is untrue or breached, as the case may be, unless the breach is in respect of any of the warranties contained in clause 6.1(b)-(h) and such breach is remedied by the Seller to the satisfaction of the Buyer within 10 Business Days of the Seller receiving notice of the breach.

7.                DURATION, TERMINATION AND DEFAULT

7.1 The Seller, at any time may by notice in writing to the Buyer immediately terminate this Deed if:

                  (a) the Buyer becomes an externally administered body corporate" (as defined in section 9 of the Corporations Law); or

                  (b) the Buyer defaults in the performance of any other obligation it owes to the Sellers or under this Deed and where the default is capable of remedy the Buyer does not remedy the default within 20 Business Days after it receives written notice of the default from the Seller.

7.2 The Buyer, at any time may by notice in writing to the Seller immediately terminate this Deed if:

                  (a) the Seller, NPEO or KYW becomes an "externally administered body corporate" (as defined in section 9 of the Corporations Law); or


                  (b) the Seller defaults in the performance of any other obligation it owes to the Buyer or under this Deed and where the default is capable of remedy the Seller doe snot remedy the default within 20 Business Days after it receives written notice of the default from the Buyer.

7.3 The Buyer may at any time by notice in writing to the Seller immediately terminate this Deed if the Seller defaults in the performance of any obligation under this Deed and where the default is capable of remedy the Seller does not remedy the default within 10 Business Days after it receives written notice of the default from the Buyer.

7.4 Subject to clause 7.5 and unless terminated earlier under another sub-clause in clause 7, this Deed shall come into force on the date of this Deed and shall continue in force for a period of 5 years.

7.5 The Buyer may at its option extend the period in clause 7.4 from 5 years after the date of this Deed to 10 years after the date of this Deed upon giving notice to the other parties of its intention to do so on any Business Day within 5 years of the date of this Deed. If the Buyer exercises such an option:

                  (a) this Deed shall be construed as if the period in clause 7.4 always referred to 10 years and the Deed shall continue in force for a total period of 10 years;

                  (b) the amount of A$[ ] in paragraph 3.1(b) will be deemed to be replaced after the expiry of 5 years from the date of this Deed with such amount as is agreed in writing by the Buyer and the Seller after negotiating in good faith at the time of exercising the option (the
                           "1st Price"), provided that the 1st Price does not exceed A$[ ] and if the Buyer and the Seller fail to agree on the 1st Price, the 1st Price shall be A$[ ];

                  (c) the Buyer and the Seller shall negotiate in good faith, to determine price per kg of Tea Tree Oil for the purposes of clause 7.6 (the "2nd Price") provided that if the Buyer and the Seller fail to agree on the 2nd Price, the 2nd Price shall be the Market Price of Tea Tree Oil as determined by the Expert pursuant to clause 3;


                  (d) the Seller shall exercise the option in the agreement between the Seller and NPEO dated 1 August 1996 (a copy of which is attached in Schedule 1) to renew the agreement and NPEO and KYW will severally use their best endeavors to procure the exercise of the option by the Seller.

7.6 If the Buyer exercises the option in clause 7.5, the Buyer may at its option further extend the period in clause 7.4 from 10 years after the date of this Deed to 15 years after the date of this Deed upon giving notice to the other parties of its intention to do so on any Business Day within the 10 years of the date of this Deed. If the Buyer exercises such an option this Deed shall be construed as if period in clause 7.4 always referred to 15 years and the Deed shall continue in force for a total period of 15 years. If the Buyer exercises such an option, the 1st Price in paragraph 3.1(b) will be deemed to be replaced after the expiry of 10 years from the date of this Deed with the 2nd Price.

7.7 The termination of this Deed will not prejudice any right, power or remedy to the extent that it accrued prior to or on termination.

8.                EXCUSES FOR NON PERFORMANCE - FORCE MAJEURE

8.1 The obligations of a party other than the obligation to pay money shall be suspended during the time and to the extent that the party is prevented from or delayed in complying with them by force majeure.

8.2 Force majeure means a circumstance beyond the reasonable control of a party and which occurs without the fault or negligence of the party affected.

8.3               Force majeure includes:

                  (a) strike, lockout, industrial action, accident, storm, flood, fire, drought, earthquake, explosion, peril of navigation;

                  (b) hostility, war (declared or undeclared), insurrection;

                  (c) executive or administrative order or act of either general or particular application of any government whether official or unofficial or of any official purporting to act under the authority of that government prohibition;

                  (d) restriction by domestic or foreign laws, regulars or policies;

                  (e)      quarantine or customs restrictions; or

                  (f)      breakdown or damage to or confiscation of property.

8.4               The party affected by the force majeure shall:

                  (a) as soon as possible after being affected, give to each other party full particulars of the force majeure and the manner in which its performance is prevented or by which it is delayed; and

                  (b) promptly and diligently take appropriate action to enable it to perform the obligations prevented or delayed by force majeure, except that the party is not obliged by this paragraph (b) to settle a strike, lockout or other industries unrest.

9.                DEALINGS

9.1 The Seller will not transfer, assign, declare any trust or create any mortgage, charge, lien, encumbrance or security interest or any other similar third party claim (whether similar to those mentioned in this Deed or not) over the Seller's interest in the Tea Tree Oil, without the prior written consent of the Buyer, which consent must not be unreasonably withheld.

9.2 The Buyer must not assign or encumber or attempt to assign or encumber any right or interest under this Deed without the prior written consent of the Seller, which consent must not be unreasonably withheld.

9.3 The Seller must not assign or encumber, or attempt to assign or encumber its interest under this Deed without the prior written consent of the Buyer which consent must not be unreasonably withheld.

9.4 The Seller will not during the term of this Deed assign, transfer, devise, part with, share the possession of, or grant any license affecting,k or mortgage, charge or otherwise deal with, or dispose of its rights to purchase Tea Tree Oil under the Purchase Agreements unless:

                  (a) the Seller gives to the Buyer not less than one (1) month's notice in writing of its desire to deal with its rights to purchase Tea Tree Oil under the Purchase Agreements;
                  (b) the Seller is not, at or after the time of giving the notice referred to in clause 9.4(a), in default in the observance and performance of the terms and conditions contained or implied in this Deed:

                  (c) the Seller pays to the Buyer at the time of giving the notice referred to in clause 9.4(a) a non-refundable reasonable fee as notified in writing by the Buyer to the Seller to cover administrative expenses and also pays to the Buyers its costs and disbursements of and incidental to the matters referred to in this clause 9.4;

                  (d) the proposed assigned, transferrer, or licensee proves to the satisfaction of the Buyer that he is a suitable, respectable, responsible and solvent person, financial substantial and otherwise capable of performing the obligations of the Seller under this Deed.

                  (e) the assignee, transferee, or licensee referred to in clause 9.4(d) enters into a Deed upon the same terms and conditions as this Deed; and

                  (f) The Seller enters into a deed in the form required by the Buyer under which it release the Buyer from all claims which the Seller then has, or may thereafter have, against the Buyer in respect of, or in any way arising from, this Deed and pursuant to which the Seller guarantees the performance of the assignee, transferee, or licensee referred to in clause 9.4(e).

9.5 For the purposes of clause 9.4 the following circumstances occurring at any time during the term of this Deed shall constitute an assignment of the Seller's rights to purchase Tea Tree Oil under the Purchase Agreements:

                  (a) if, any corporation or any related corporation (as defined in the Corporations Law as at the date of this Deed) holding or holding between them not more than fifty percent (50%) of the issued capital or voting rights of the Seller, acquires or acquire between them so much of the issued capital or voting rights of the Seller as, when added to the issued capital or voting rights (if any) previously held by such corporation or related corporations, represents in the aggregate more than fifty percent (50%) of the issued capital or voting rights of the Seller;

                  (b)      if any person or any person and his relatives (as

                           defined in the Income Tax Assessment Act 1936 as at the date of this Deed) holding or holding between them not more than fifty percent (50%) of the issued capital or the voting rights of the Seller acquires or acquire between them so much of the issued capital or voting rights as, when added to the issued capital or voting rights (if any) previously held by such person or persons, represents in the aggregate more than fifty percent (50%) of the issued capital or voting rights of the Seller; or

                  (c) if, the changes referred to in clauses 9.5(a) and (b) occur in any holding company (as defined in the Corporations Law as at the date of this Deed) of the Seller or in any holdings company of any holding company of the Seller.

9.6 NPEO and KYO will not during the term of this Deed assign, transfer, demise, part with, share the possession of, or grant any license affecting, or mortgage, charge or otherwise deal with, or dispose of their Tea Tree Farms, their business of producing the oily substance known as tea tree oil and/or their rights under either of the Purchase Agreements unless:

                  (a) NPEO and/or KYO as the case may be give to the Buyer not less than one (1) month's notice in writing of its desire to deal with the Tea Tree Farms and/or their business of producing the oily substance known as tea tree oil and/or their rights under the Purchase Agreements;

                  (b) the proposed assignee, transferee, or licensee proves to the satisfaction of the Buyer that he is a suitable, respectable, responsible and solvent person, financially substantial and otherwise capable of performing the obligations of the NPEO and/or KYO as the case may be under the Purchase Agreements;

                  (c) the assignee, transferee, or licensee referred to in clause 9.6(b) enters into an agreement upon the same terms and conditions as the Purchase Agreements with the Seller or such other terms agreed to in writing by the Buyer; and

                  (d) NPEO and/or KYO as the case may be enter into a deed in the form required by the Buyer pursuant to which the NPEO and/or KYO jointly and severally guarantee the performance of the assignee, transferee, or licensee referred to in clause 9.6(c).

9.7 For the purposes of clause 9.6 the following circumstances occurring at any time during the term of this Deed shall constitute or be deemed to constitute an assignment of NPEO's and/or KYW's Tea Tree Farms and/or their business of producing the oiling substance known as tea tree oil and/or their rights under the Purchase Agreements:

                  (a) if, any corporation or any related corporation (as defined in the Corporations Law as at the date of this Deed) holding or holding between them not more than fifty percent (50%) of the issued capital or voting rights of either NPEO or KYW or both, acquires or acquire between them so much of the issued capital or voting rights of either NPEO or KYW or both as, when added to the issued capital or voting rights (if any) previously held by such corporation or related corporations, represents in the aggregate more than fifty percent (50%) of the issued capital or voting rights of NPEO and/or KYW as the case may be;

                  (b) If any person or any person and his relatives (as defined in the Income Tax Assessment Act 1936 as at the date of this Deed) holding or holding between them not more than fifty percent (50%) of the issue d capital or the voting rights of either NPEO or KYW or both acquires or acquire between them so much of the issued capital or voting rights as, when added to the issued capital or voting rights (if any) previously held by such person or persons, represents in the aggregate more than fifty percent (50%) of the issued capital or voting rights of NPEO and/or KYW as the case may be; or

                  (c) if, the changes referred to in clauses 9.7(a) and (b) occur in any holding company (as defined in the Corporations Law as at the date of this Deed) of either NPEO or KYW or in any holding company of any holding company of either NPEO or KYW.

10.               EXCLUSIVITY

10.1 The Seller shall not sell any Tea Tree Oil to any person other than the Buyer.


10.2 NPEO and KYW shall not dispose of any of their produce of the oily substance known as tea tree oil to any person other than the seller under the Purchase Agreements.

10.3 NPEO and KYW shall not dispose of any of their Tea Tree Produce before it is produced into the oily substance known as tea tree oil without the written consent of the Buyer.

11.               STAMP DUTY

11.1 The Buyer agrees to pay all of the stamp duty payable in relation to this Deed.

12.               GOVERNING LAW AND JURISDICTION

12.1 The validity, interpretation and performance of this Deed shall be governed by and construed in accordance with the law of the State of New South Wales and which the parties acknowledge is the proper law of this Deed.

12.2 Each of the parties irrevocably agrees that the courts of the State of New South Wales and shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Deed and for such purposes irrevocably submits to the jurisdiction of such courts. The submission to the above-mentioned jurisdiction shall not (and shall not be construed so as to) limit the rights of either party to take proceedings against the other in any other court of competent jurisdiction nor shall the taking of proceedings in any jurisdiction preclude the taking of proceedings in another jurisdiction, whether concurrently or not.

13.               ENTIRE DEED

13.1 This Deed contains the entire understanding between the parties in relation to its subject matter. There are no express or implied conditions, warranties, promises, representations or obligations, written or oral, in relation to this Deed other than those expressly state in it or necessarily implied by law.

14.               NOTICES

14.1 A notice or other communication required or permitted to be given by a party to another shall be in writing and


                  (a)      delivered personally;

                  (b)      sent by post, postage prepaid; or

                  (c)      sent by facsimile transmission

                  to that party's address for service that is set out in this Deed or notified in writing to each party from time to time.

14.2 A notice or other communication shall be taken, for the purposes of this Deed, to have been given if:

                  (a)      personally delivered, upon delivery;

                  (b) mailed, on the expiration of 2 Business Days after the date of posting; or

                  (c) sent by facsimile transmission, on the day it is sent (or, if that is not a Business Day, on the next Business Day).

14.3 For the purposes of clause 14.1 the facsimile number of the parties (until an alternative number is notified in writing) shall be:

                  (a)      for the Buyer             - 9251 8070

                  (b)      for the Seller            - 9975 6177

                  (c)      [                               ]

                  (d)      [                               ]

15.               NO PARTNERSHIP

15.1              This Deed is not intended to create or evidence a partnership.

16.               STATUTORY REQUIREMENTS

16.1 In carrying out its obligations under this Deed, the Buyer shall comply with the requirements of all acts, regulations, ordinances, by-laws, permits and other lawful directions of competent authorities.

17.               COUNTERPARTS


17.1 This Deed may be executed in any number of duplicate originals or counterparts.

17.2 This Deed shall not come into effect until each party has executed either it or a duplicate original or counterpart of it.

18.               SEVERABILITY

18.1 If any provision of this Deed is invalid, void or unenforceable, all other provisions which are capable of separate enforcement without regard to an invalid, void or unenforceable provision are and shall continue to be of full force and effect in accordance with their terms.

18.2 If a provision that is invalid, void, voidable or unenforceable is fundamental to the continuation of this Deed, the parties shall meet promptly to consider an amendment prepared by the Buyer. If the parties cannot agree on an amendment, they shall refer it to arbitration.


EXECUTED as a Deed.

THE COMMON SEAL of ESSENTIAL                )
NATURE PRODUCTS PTY LIMITED                 )
is affixed in accordance with the Articles  )        /s/ John Reece
                                                     --------------
of Association:                             )            Director

                                                     Name: John Reece

/s/ Wai Yok Lee
---------------------------------------------
Secretary/Director/Authorized Person

Name:Wai Yok Lee

THE COMMON SEAL of ANC                        )
RESOURCES PTY LIMITED is affixed              )
in accordance with the Articles               )         /s/Susanna Lee
                                                        ---------------
   of Association:                            )               Director
---


                                                        Name:Susanna Lee
/s/Wai Yok Lee
---------------------------------------------
Secretary/Director/Authorized Person

Name:



THE COMMON SEAL of [                ]        )
is affixed in accordance with the Articles   )          ---------------
of Association:                              )                Director
                                                        Name:

---------------------------------------------
Secretary/Director/Authorized Person

Name:



SIGNED for and on behalf of [       ]            )
in the presence of:                              )   -------------------------
                                                 )   [Agent or other capacity]

                                                     Name:

---------------------------------------------
Name:

                                  Schedule 1


                              Purchase Agreements

                                   AGREEMENT


This Agreement is entered into this 1st day of August, 1996

The Agreement is between ANC Resources Pty. Ltd. whose registered office is at
109-111 Shepherd Street Chippendale and [                ] (NPEO) whose
registered office is at [ ].

AGREEMENT

1. ANC agrees to purchase all the Tea Tree Oil that will be produced by NPEO at its farms located in [ ] under terms and conditions set out in this Agreement.

2.       ANC agrees to pay NPEO U.S. $[          ]  ex distillery for kg. of
         Tea Tree Oil purchased from NPEO.

3.       NPEO agrees to sell all the production of Tea Tree Oil that will be
         produced on its farms in [       ] under terms and conditions wet out
         in this Agreement.

4. ANC agrees to supply all data required by the joint venture to successfully grow its plantations and produce Tea Tree Oil to a standard that is acceptable to the market.

INSURANCE

ANC will be responsible for implementing an insurance program covering loss and damage of goods immediately on receipt of shipping documents indicating that the goods to be insured have been accepted on board at a nominated [ ].

ANC will not be responsible for the insurance of the goods whikle in transit from the distillery to the nominated port.

TERMS OF PAYMENT

ANC agrees that it shall pay for all goods covered in this agreement by telegraphic transferring monies due for payment for each shipment to the nominated bank account of NPEO immediately after sighting shipping documents relevant to the shipment.

TERM OF THE AGREEMENT

The term of this Agreement is 5 years, with a 10 year option following agreement by both parties on price, commencing from the date this agreement is signed. The Agreement can be extended following a signed agreement between both parties being lodged six months before the expiry date of this Agreement.

TERMINATION

This Agreement can be terminated only under the following conditions:

1. ANC is unable to meet the commitments to purchase the Tea Tree Oil that NPEO has produced at its plantation in [ ]. NPEO then has the right to sell the Tea Tree Oil to any party it chooses.

2. NPEO fails to meet its commitments to produce Tea Tree Oil from its plantations in Vietnam.

PENALTIES

Penalties will apply if this Agremeent is terminated.

1. NPEO has the right to recover financial losses from ANC if any such losses are incurred by NPEO following termination of this Agreement as set out in Clause 1. of "TERMINATION".

2. ANC has the right to recover financial losses from NPEO if any such losses are incurred by ANC following termination of this Agreement as set out in Clause 2. of "TERMINATION".

GOVERNING LAW

The construction and performance of this Agreement will be governed by the laws of NEW SOUTH WALES.

ANC Resources Pty. Ltd.                     Signed            [Seal]
                                            /s/Wai Yok Lee
Witnessed

         Date

[                           ]               Signed   [Seal]

Witnessed

         Date

                                  Schedule 2


                           Standard of Tea Tree Oil


To the standard specified in the draft International Standard for Oil of the Melaleuca - Terpinen- 4-ol type in ISO/DIS 4730 until the final International Standard Oil of the Melaleuca - Terpinen- 4-ol type in ISO 4730 is issued were upon the standard shall be that specified in ISO 4730.

Notwithstanding the above standard.

1. the parties may agree in writing to a superior standard to the one specified above from time to time for the purposes of this Deed; and

2. the Buyer may by written notice to the Seller nominate an inferior standard to the one specified above from time to time for the purposes of this Deed.

                                  Schedule 3


                                  Named Ports


1. In the case of Tea Tree Oil produced in China - from such ports situated in Hong Kong as are notified to the Buyer; or

2. In the case of Tea Tree Oil produced in Vietnam - from such ports situated in Ho Chi Minh City are notified to the Buyer; or

3.       Such other ports notified to the Buyer from time to time.